EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-54766-99 and 333-127348) pertaining to the Amended and Restated Ashland Inc. Incentive Plan, in the Registration Statement on Form S-8 (No. 333-131792) pertaining to the 2006 Ashland Inc. Incentive Plan, in the Registration Statements on Form S-8 (Nos. 333-172019 and 333-186408) pertaining to the Amended and Restated 2011 Ashland Inc. Incentive Plan, in the Registration Statement on Form S-8 (No. 33-62091-99) pertaining to the Ashland Inc. Deferred Compensation Plan, in the Registration Statement on Form S-8 (No. 33-52125-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors, in the Registration Statement on Form S-8 (No. 333-122269-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Employees (2005), in the Registration Statement on Form S-8 (No. 333-122270-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (2005), in the Registration Statements on Form S-8 (Nos. 33-32612-99 and 333-157040) pertaining to the Ashland Inc. Employee Savings Plan, in the Registration Statement on Form S-8 (No. 33-49907-99) pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan, in the Registration Statement on Form S-8 (No. 333-155386) pertaining to the Hercules Incorporated Amended and Restated Long Term Incentive Compensation Plan and the Hercules Incorporated Omnibus Equity Compensation Plan for Non-Employee Directors, in the Registration Statement on Form S-8 (No. 333-155396) pertaining to the Ashland Inc. Union Employee Savings Plan, and in the Registration Statement on Form S-8 (No. 333-184109) pertaining to the International Specialty Products Inc. 401(k) Plan, of our report dated November 27, 2013, relating to the consolidated financial statements, financial statement schedule, and effectiveness of internal control over financial reporting, which appears in Ashland Inc.'s Annual Report on Form 10-K for the year ended September 30, 2013.

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio
November 27, 2013